Rule 10f-3 Transaction Form

Acquisition of Securities During Affiliated Underwritings

Participating Funds
  U.S. Registered Funds (Name of Fund, Aladdin Ticker):
iShares Core U.S. Aggregate Bond ETF (ISHAGG) iShares Core U.S. Credit Bond ETF (ISHCRED) iShares Intermediate Credit Bond ETF (ISHICRED) iShares Intermediate Government/Credit Bond ETF (ISHIGOVCR) iShares iBoxx $ Investment Grade Corporate Bond ETF
(ISHINTOP)
Multimanager Core Bond Portfolio (AXA-VIP)
BlackRock Balanced Capital Portfolio (FI) (BCS_F)
BlackRock Core Bond Trust (BHK)
BlackRock Limited Duration Income Trust (BLW)
BlackRock Core Bond Portfolio (BR-CORE)
BlackRock Investment Grade Bond Portfolio (BR-IG)
BlackRock Multi Asset Income - Passive Fixed Income
Portfolio (BR-INC-PFI)
Strategic Income Opportunities Fund (BR-SIP)
BlackRock Total Return V.I. Portfolio (Ins - Var Ser) (BVA-
BF)
Metropolitan Series Fund, Inc.- BlackRock Bond Income
Portfolio (MET-BI)
Master Total Return Portfolio of Master Bond LLC (MF-BOND)
Bond Index Master Portfolio (MIP_AGG)
CoreAlpha Bond Master Portfolio (MIP_CORA)
Nationwide Bond Index Fund (NW-BI)
NVIT Bond Index Fund (NW-GBI)
Advanced Series Trust - AST BlackRock/Loomis Sayles Bond
Portfolio (SMF_PRUTR)

The Offering
Key Characteristics (Complete ALL Fields)
Date of Offering Commencement:
03-09-2015
Security Type:
BND/CORP
Issuer
Barclays PLC (2025)
Selling Underwriter
Barclays Capital Inc.
Affiliated Underwriter(s)
[X] PNC Capital Markets LLC
[ ] Other:

List of Underwriter(s)
Barclays Capital Inc., Academy Securities,
Inc., ANZ Securities, Inc., BMO Capital
Markets Corp., Capital One Securities,
Inc., CastleOak Securities, L.P., CIBC
World Markets Corp., Drexel Hamilton, LLC,
Fifth Third Securities, Inc., Lebenthal &
Co, LLC, Mizuho Securities USA Inc.,
National Bank of Abu Dhabi P.J.S.C., PNC
Capital Markets LLC, Scotia Capital (USA)
Inc., SMBC Nikko Securities America, Inc.,
TD Securities (USA) LLC, The Williams
Capital Group, L.P., U.S. Bancorp
Investments, Inc., Wells Fargo Securities,
LLC
Transaction Details
Date of Purchase
03-09-2015

Purchase Price/Share(per share / % of par)
$99.685
Total Commission, Spread or Profit
0.450%

1.  Aggregate Principal Amount Purchased
(a+b)
$240,000,000
a.  US Registered Funds (Appendix
attached with individual
Fund/Client purchase)
$65,209,000
b.  Other BlackRock Clients
$174,791,000
2.  Aggregate Principal Amount of
Offering
$2,000,000,000
Fund Ratio [Divide Sum of #1 by #2]Must be less than 0.25
0.12

Legal Requirements

Offering Type (check ONE)
The securities fall into one of the following transaction types (see Definitions):
[X]U.S. Registered Public Offering [Issuer must have 3 years of continuous operations]
[ ]Eligible Rule 144A Offering [Issuer must have 3 years of continuous operations]
[ ]Eligible Municipal Securities
[ ]Eligible Foreign Offering  [Issuer must have 3 years of
 continuous operations]
[ ]Government Securities Offering [Issuer must have 3 years of continuous operations]

Timing and Price (check ONE or BOTH)
[X] The securities were purchased before the end of the first day on which any sales were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities; and
[ ] If the securities are offered for subscription upon exercise of rights, the securities were purchased on or before the fourth day before the day on which the rights offering terminated.

Firm Commitment Offering (check ONE)
[X]
YES
[ ]
NO
The securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchased any of the securities.

No Benefit to Affiliated Underwriter (check ONE)
[X]
YES
[ ]
NO
No affiliated underwriter was a direct or indirect participant in, or benefited directly or indirectly from, the transaction.

Completed by:
Dillip Behera
Date
03-12-2015

Global Syndicate Team Member

Approved by:
Steven DeLaura
Date
03-12-2015

Global Syndicate Team Member